Exhibit 99.1

Investor Relations Contact:

Michael Picariello, CommVault

732-728-5380

ir@commvault.com

CommVault Announces Third Quarter Fiscal 2014 Financial Results

CommVault Reports Record Quarterly Revenues & Non-GAAP Earnings

Total Revenue of $153.3 million, up 20% year over year

GAAP EBIT of $27.7 million; GAAP EPS $0.35

Non-GAAP EBIT of $42.5 million; Non-GAAP EPS $0.54

Third Quarter Fiscal 2014 Highlights Include:

Third Quarter
GAAP Results:
Revenues	$153.3 million
Income from Operations (EBIT)	$27.7 million
EBIT Margin	18.1%
Diluted Earnings Per Share	$0.35

Non-GAAP Results:
Income from Operations (EBIT)	$42.5 million
EBIT Margin	27.7%
Diluted Earnings Per Share	$0.54

OCEANPORT, N.J. – January 29, 2014 – CommVault [NASDAQ: CVLT] today announced its financial results for the third quarter ended December 31, 2013.

N. Robert Hammer, CommVault’s chairman, president and CEO stated, “We achieved solid third quarter financial performance which was highlighted by record results in quarterly revenues of $153.3 million, non-GAAP operating income of $42.5 million and non-GAAP EPS of $0.54. Our year-over-year software revenue growth of 20% was driven by increased demand and brand recognition of our Simpana 10 software suite, an all-time high volume of enterprise deals (transactions greater than $100,000) and continued execution from our global operations. We are consistently gaining market share and delivering solid revenue and earnings growth. We will continue to invest in our enterprise selling capabilities and expand our distribution and market reach throughout the remainder of fiscal 2014 and into fiscal 2015.”

Total revenues for the third quarter of fiscal 2014 were $153.3 million, an increase of 20% over the third quarter of fiscal 2013 and an increase of 8% sequentially. Software revenue in the third quarter of fiscal 2014 was $79.2 million, an increase of 20% year-over-year and 12% over the second quarter. Services revenue in the third quarter of fiscal 2014 was $74.0 million, an increase of 19% year-over-year and 4% sequentially.

On a GAAP basis, income from operations (EBIT) was $27.7 million for the third quarter, a 37% increase from the $20.2 million in the same period of the prior year. Non-GAAP income from operations (EBIT) increased 42% to $42.5 million in the third quarter of fiscal 2014 compared to $29.8 million in the third quarter of the prior year. On a sequential basis, non-GAAP income from operations (EBIT) increased 12% in the third quarter of fiscal 2014.

For the third quarter of fiscal 2014, CommVault reported net income of $17.6 million, an increase of $5.4 million compared to the same period of the prior year. Non-GAAP net income for the quarter increased 42% to $26.9 million, or $0.54 per diluted share, from $19.0 million, or $0.39 per diluted share, in the same period of the prior year.

Operating cash flow totaled $30.2 million for the third quarter of fiscal 2014 which was an increase of $2.7 million compared to the third quarter of fiscal 2013. Total cash and short-term investments were $500.5 million as of December 31, 2013 compared to $435.9 million as of March 31, 2013. There were no share repurchases during the third quarter of fiscal 2014, which still leaves $150.0 million remaining in the existing repurchase plan available through March 31, 2015.

A reconciliation of GAAP to non-GAAP results has been provided in Financial Statement Table IV included in this press release. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

Recent Business Highlights:

•	On December 19, 2013, CommVault announced an expansion of its long-standing OEM partnership with Hitachi Data Systems to provide the industry’s most advanced data protection and recovery solutions to enterprises and IT-as-a-service providers. New, deeper integration of the Hitachi Data Protection Suite, powered by CommVault, with Hitachi Virtual Storage Platform (VSP) and Unified Storage VM systems helps increase storage efficiency and automates data backup and recovery for application, file systems and hypervisor platforms.

•	On November 21, 2013, CommVault announced Info-Tech Research Group recognized CommVault as a “Champion” in Content and Email Archiving in its latest Vendor Landscape Report. This industry report recognizes outstanding vendors in the technology marketplace based on an assessment of the strength of their offerings and their ability to deliver excellent value to customers.

•	On November 13, 2013, CommVault announced that it has been positioned in the “Leaders” quadrant of Gartner Inc.’s “Magic Quadrant for Enterprise Information Archiving[1].”

Use of Non-GAAP Financial Measures

CommVault has provided in this press release the following non-GAAP financial measures: non-GAAP income from operations, non-GAAP income from operations margin, non-GAAP net income and non-GAAP diluted earnings per share. This selected financial information has not been prepared in accordance with GAAP. CommVault uses these non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. In addition, CommVault believes these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP financial measures, in evaluating CommVault’s ongoing operational performance. CommVault believes that the use of these non-GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in CommVault’s industry, many of which present similar non-GAAP financial measures to the investment community.

These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which are provided in Table IV included in this press release.

Non-GAAP income from operations and non-GAAP income from operations margin. These non-GAAP financial measures exclude noncash stock-based compensation charges and additional FICA and related payroll tax expense incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards. CommVault believes that these non-GAAP financial measures are useful metrics for management and investors because they compare CommVault’s core operating results over multiple periods. When evaluating the performance of CommVault’s operating results and developing short and long term plans, CommVault does not consider such expenses. Although noncash stock-based compensation and the additional FICA and related payroll tax expenses are necessary to attract and retain employees, CommVault places its primary emphasis on stockholder dilution as compared to the accounting charges related to such equity compensation plans. In addition, because of the varying available valuation methodologies, subjective assumptions such as volatility, which are outside of CommVault’s control and the variety of awards that companies can issue, CommVault believes that providing non-GAAP financial measures that exclude noncash stock-based compensation expense and the additional FICA and related payroll tax expenses incurred on stock option exercises and vesting of restricted stock awards allow investors to make meaningful comparisons between CommVault’s operating results and those of other companies.

There are a number of limitations related to the use of non-GAAP income from operations and non-GAAP income from operations margin. The most significant limitation is that these non-GAAP financial measures exclude certain operating costs, primarily related to noncash stock-based compensation, which is of a recurring nature. Noncash stock-based compensation has been, and will continue to be for the foreseeable future, a significant recurring expense in CommVault’s operating results. In addition, noncash stock-based compensation is an important part of CommVault’s employees’ compensation and can have a significant impact on their performance.

Lastly, the components CommVault excludes in its non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP financial measures.

CommVault’s management generally compensates for limitations described above related to the use of non-GAAP financial measures by providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Further, CommVault management uses non-GAAP financial measures only in addition to, and in conjunction with, results presented in accordance with GAAP.

Non-GAAP net income and non-GAAP diluted EPS. Non-GAAP net income excludes noncash stock-based compensation and the additional FICA and related payroll tax expenses incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards, which are discussed above, as well as applies a non-GAAP effective tax rate of 37% in fiscal 2014 and fiscal 2013.

CommVault anticipates that in any given quarter its non-GAAP tax rate may be either higher or lower than the GAAP tax rate as evidenced by historical fluctuations. The GAAP tax rate for the nine months ended December 31, 2013 was 36% and the GAAP tax rate for the nine months ended December 31, 2012 was 39%. On an annual basis, the GAAP tax rate over the past six fiscal years was 35% for fiscal 2013, 36% for fiscal 2012, 42% for fiscal 2011, 43% for fiscal 2010, 44% for fiscal 2009, and 23% for fiscal 2008. In addition, CommVault’s cash tax rate has been significantly lower than its GAAP tax rate in recent fiscal years. The cash tax rate over the prior three fiscal years is estimated to be approximately 12% for fiscal 2013, approximately 14% for fiscal 2012 and approximately 11% for fiscal 2011. Also, the cash tax rate for fiscal 2014 is estimated to be in the range of 16% to 20%. CommVault expects that its cash tax rate will remain lower than its GAAP tax rate through fiscal 2014 and into fiscal 2015. CommVault defines its cash tax rate as the total amount of cash income taxes payable for the fiscal year divided by consolidated GAAP pre-tax income.

CommVault measured itself to non-GAAP tax rates of 37% in fiscal 2013 and anticipates that it will continue to measure itself to a non-GAAP tax rate of 37% through fiscal 2014. CommVault believes that the use of a non-GAAP tax rate is a useful measure as it allows management and investors to compare its operating results on a more consistent basis over the multiple periods presented in its earnings release without the impact of significant variations in the tax rate as more fully described above. It is also more reflective of the increase in the cash tax rate as it approaches the GAAP tax rate over the next one to two fiscal years. Non-GAAP EPS is derived from non-GAAP net income divided by the weighted average shares outstanding on a fully diluted basis.

CommVault considers non-GAAP net income and non-GAAP diluted EPS useful metrics for CommVault management and its investors for the same basic reasons that CommVault uses non-GAAP income from operations and non-GAAP income from operations margin. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to CommVault’s use of non-GAAP net income and non-GAAP EPS.

Conference Call Information

CommVault will host a conference call today, January 29, 2014, at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) to discuss its financial results. To access this call, dial 888-895-5479 (domestic) or 847-619-6250 (international). Investors can also access the webcast by visiting www.commvault.com. The live webcast and replay will be hosted under the “Events” section of the website. An archived webcast of this conference call will also be available following the call.

[1]	Gartner Inc., “Magic Quadrant for Enterprise Information Archiving,” by Alan Dayley, Garth Landers, November 5, 2013

Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

About CommVault

A singular vision – a belief in a better way to address current and future data management needs – guides CommVault in the development of Singular Information Management® solutions for high-performance data protection, universal availability and simplified management of data on complex storage networks. CommVault’s exclusive single-platform architecture gives companies unprecedented control over data growth, costs and risk. CommVault’s Simpana® software suite of products was designed to work together seamlessly from the ground up, sharing a single code and common function set, to deliver superlative Data Protection, Archive, Replication, Search and Resource Management capabilities. More companies every day join those who have discovered the unparalleled efficiency, performance, reliability, and control only CommVault can offer. Information about CommVault is available at www.commvault.com. CommVault’s corporate headquarters is located in Oceanport, New Jersey in the United States.

Safe Harbor Statement

This press release may contain forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions and others. Statements regarding CommVault’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. CommVault does not undertake to update its forward-looking statements. The development and timing of any product release as well as any of its features or functionality remain at our sole discretion.

©1999-2014 CommVault Systems, Inc. All rights reserved. CommVault, CommVault and logo, the “CV” logo, CommVault Systems, Solving Forward, SIM, Singular Information Management, Simpana, Simpana OnePass, CommVault Galaxy, CommVault Edge, Unified Data Management, QiNetix, Quick Recovery, QR, CommNet, GridStor, Vault Tracker, InnerVault, Quick Snap, QSnap, Recovery Director, CommServe, CommCell, IntelliSnap, ROMS and CommValue, are trademarks or registered trademarks of CommVault Systems, Inc. All other third party brands, products, service names, trademarks, or registered service marks are the property of and used to identify the products or services of their respective owners. All specifications are subject to change without notice.

Table I

CommVault Systems, Inc.

Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2013	2012	2013	2012

Revenues:
Software	$79,240	$65,909	$215,370	$179,363
Services	74,010	62,238	214,151	178,213

Total revenues	153,250	128,147	429,521	357,576

Cost of revenues:
Software	677	776	1,968	2,098
Services	17,821	15,687	52,464	44,998

Total cost of revenues	18,498	16,463	54,432	47,096

Gross margin	134,752	111,684	375,089	310,480

Operating expenses:
Sales and marketing	73,367	64,547	207,715	176,634
Research and development	13,597	12,367	39,792	34,749
General and administrative	18,521	13,317	47,547	36,568
Depreciation and amortization	1,544	1,226	4,495	3,533

Income from operations	27,723	20,227	75,540	58,996
Interest income	220	299	675	796

Income before income taxes	27,943	20,526	76,215	59,792
Income tax expense	10,352	8,326	27,808	23,568

Net income	$17,591	$12,200	$48,407	$36,224

Net income per common share:
Basic	$0.37	$0.27	$1.03	$0.80

Diluted	$0.35	$0.25	$0.97	$0.75

Weighted average common shares outstanding:
Basic	47,307	45,738	46,921	45,203

Diluted	49,899	48,564	49,674	47,999

Table II

CommVault Systems, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31,	March 31,
	2013	2013

Assets
Current assets:
Cash and cash equivalents	$475,533	$433,964
Short-term investments	24,978	1,948
Trade accounts receivable, net	106,208	85,033
Prepaid expenses and other current assets	8,465	15,225
Deferred tax assets, net	21,329	19,328

Total current assets	636,513	555,498

Deferred tax assets, net	23,258	21,166
Property and equipment, net	68,682	21,112
Other assets	6,688	7,078

Total assets	$735,141	$604,854

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,017	$3,860
Accrued liabilities	62,845	55,577
Deferred revenue	156,985	152,967

Total current liabilities	222,847	212,404

Deferred revenue, less current portion	35,850	31,303
Other liabilities	7,113	7,130

Total stockholders’ equity	469,331	354,017

Total liabilities and stockholders’ equity	$735,141	$604,854

Table III

CommVault Systems, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2013	2012	2013	2012

Cash flows from operating activities
Net income	$17,591	$12,200	$48,407	$36,224
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,577	1,244	4,594	3,605
Noncash stock-based compensation	14,246	8,984	34,536	21,061
Excess tax benefits from stock-based compensation	(3,270)	(10,827)	(20,113)	(18,114)
Deferred income taxes	773	(703)	(435)	2,113

Changes in operating assets and liabilities:
Trade accounts receivable	(19,301)	(1,817)	(20,703)	(3,435)
Prepaid expenses and other current assets	4,690	(3,443)	6,798	(2,648)
Other assets	158	111	355	(1,593)
Accounts payable	(794)	326	(932)	835
Accrued liabilities	12,533	14,692	18,057	17,511
Deferred revenue	2,079	6,579	8,839	13,950
Other liabilities	(120)	113	(185)	293

Net cash provided by operating activities	30,162	27,459	79,218	69,802

Cash flows from investing activities
Purchase of short-term investments	(2,996)	—	(25,978)	(1,948)
Proceeds from maturity of short-term investments	1,000	—	2,948	3,146
Purchases for corporate campus headquarters	(19,607)	(932)	(43,479)	(1,544)
Purchase of property and equipment	(1,348)	(1,320)	(3,934)	(4,062)

Net cash used in investing activities	(22,951)	(2,252)	(70,443)	(4,408)

Cash flows from financing activities
Proceeds from the exercise of stock options	3,705	6,881	13,375	14,077
Excess tax benefits from stock-based compensation	3,270	10,827	20,113	18,114

Net cash provided by financing activities	6,975	17,708	33,488	32,191

Effects of exchange rate — changes in cash	(820)	398	(694)	625

Net increase in cash and cash equivalents	13,366	43,313	41,569	98,210
Cash and cash equivalents at beginning of period	462,167	351,985	433,964	297,088

Cash and cash equivalents at end of period	$475,533	$395,298	$475,533	$395,298

Table IV

CommVault Systems, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2013	2012	2013	2012

Non-GAAP financial measures and reconciliation:
GAAP income from operations	$27,723	$20,227	$75,540	$58,996
Noncash stock-based compensation (1)	14,246	8,984	34,536	21,061
FICA and related payroll tax expense on stock option exercises and vesting on restricted stock awards (2)	493	623	1,503	1,245

Non-GAAP income from operations	$42,462	$29,834	$111,579	$81,302

GAAP net income	$17,591	$12,200	$48,407	$36,224
Noncash stock-based compensation (1)	14,246	8,984	34,536	21,061
FICA and related payroll tax expense on stock option exercises and vesting on restricted stock awards (2)	493	623	1,503	1,245
Non-GAAP provision for income taxes adjustment (3)	(5,439)	(2,823)	(13,725)	(6,808)

Non-GAAP net income	$26,891	$18,984	$70,721	$51,722

Diluted weighted average shares outstanding	49,899	48,564	49,674	47,999

Non-GAAP diluted net income per share	$0.54	$0.39	$1.42	$1.08

Footnotes – Adjustments

(1)	Represents noncash stock-based compensation charges associated with stock options and restricted stock units granted as follows:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2013	2012	2013	2012

Cost of services revenue	$417	$280	$1,008	$659
Sales and marketing	5,990	4,169	14,336	9,591
Research and development	1,221	852	3,117	2,114
General and administrative	6,618	3,683	16,075	8,697

Stock-based compensation expense	$14,246	$8,984	$34,536	$21,061

(2)	Represents additional FICA and related payroll tax expenses incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards.
(3)	The provision for income taxes is adjusted to reflect CommVault’s estimated non-GAAP effective tax rate of approximately 37% in fiscal 2014 and fiscal 2013.